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                                                                Exhibit 23.b




                        CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the prospectuses included in the registration statements of MascoTech, Inc. on Form S-3 (Registration Nos. 33-59222 and 33-55837) and on Form S-8 (Registration Nos. 33-30735, 33-42230 and 333-30869) of our report dated February 17, 1998, on our audits of the consolidated financial statements of TriMas Corporation and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.

Detroit, Michigan
March 23, 1998